Exhibit 1.1

7,500,000 UNITS

AQUARIUS I ACQUISITION CORP.

UNDERWRITING AGREEMENT

____, 2022

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Aquarius I Acquisition Corp., a Cayman Islands exempted company (“Company”), hereby confirms its agreement with Maxim Group LLC (hereinafter referred to as “you”, “Maxim”, or as the “Representative”) and with the other underwriters named on Schedule A hereto for which you are acting as representative (the Representative and the other Underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”), as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 7,500,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3 below) of $9.525 per Firm Unit, subject to certain adjustments set forth in Section 1.3 below. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3 below) of $9.525 per Firm Unit. The Firm Units (and the Option Units (as hereinafter defined), if any) are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Share”) and one redeemable warrant (“Warrant(s)”) to purchase one Ordinary Share, and one right (“Right(s)”) to receive one-tenth of an Ordinary Share upon the consummation of a Business Combination (as defined below). The Ordinary Shares, Warrants and Rights included in the Units (as defined below) will not be separately transferable until the 52nd business day after the Effective Date (as defined below) or the announcement by the Company of the Representative’s decision to allow earlier trading, subject, however, to the Company filing a Current Report on Form 8-K (“Form 8-K”) with the Commission (as defined below) containing an audited balanced sheet reflecting the Company’s receipt of the gross proceeds of the Offering and issuing a press release announcing when such separate trading will begin. In no event will the Company allow separate trading until (i) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of such audited balance sheet with the Commission (as herein defined) on a Form 8-K or similar form by the Company which includes such balance sheet and (ii) the issuance of a press release announcing when such separate trading shall begin. Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share  during the period commencing on the later of (a) 30 days after the completion of an initial Business Combination (as defined below), and (b) 9 month from the date that the Registration Statement (as defined below) is declared effective (the “Effective Date”), and terminating on the five year anniversary of the completion of a Business Combination. As used herein, the term “Business Combination” shall mean any share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with, one or more operating businesses by the Company. The Company has the right to redeem the Warrants, with the prior consent of the Representative, upon not less than thirty (30) days written notice at a price of $0.01 per Warrant at any time after the Warrants become exercisable; so long as the last sales price of the Ordinary Shares has been at least $18.00 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third (3rd) trading day prior to the day on which notice is given. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the second (2nd) Business Day following the Effective Date of the Registration Statement (or the third Business Day following the Effective Date, if the Registration Statement is declared effective at or after 4:00 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Maxim or at such other place as shall be agreed upon by the Representative and the Company. The closing of the public offering contemplated by this Agreement is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. $76,125,000 ($87,543,750 if the Over-allotment Option (as defined in Section 1.2) is exercised in full), or approximately $10.15 per unit, of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.6) shall be deposited in the trust account established by the Company for the benefit of the public shareholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”). Such amount includes an aggregate of $2,625,000 ($3,018,750 if the Over-allotment Option is exercised in full), or $0.35 per unit, payable to Maxim as a Deferred Underwriting Commission in accordance with Section 1.3 hereof, to be placed by the Underwriters in the Trust Account. The proceeds (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

1.2. Over-Allotment Option.

1.2.1. Option Units. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,125,000 units from the Company (the “Over-allotment Option”). Such additional 1,125,000 units shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares, the Rights and the Warrants included in the Units and the Ordinary Shares issuable upon exercise of the Rights and the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units (net of discounts and commissions), including the Deferred Underwriting Commission described in Section 1.3 below will be $9.525 per Option Unit. The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or e-mail transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place or in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3. Payment and Delivery. Delivery and payment for the Option Units shall be made at 10:00 AM, New York time, on the Option Closing Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Option Units shall be made on the Option Closing Date (or at such earlier time as shall be agreed upon by the Representative and the Company) at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the sum of $9.525 per Option Unit in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Underwriters shall also place an aggregate of $0.35 per Option Unit (up to $393,750), payable to the Representative, as Deferred Underwriting Commission, in accordance with Section 1.3 hereof, in the Trust Account. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or Option Closing Date.

1.3. Deferred Underwriting Commission. The Underwriters agree that 3.5% of the gross proceeds from the sale of the Firm Units ($2,625,000) and 3.5% of the gross proceeds from the sale of the Option Units (up to $393,750) (the “Deferred Underwriting Commission”) will be deposited in and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to Maxim for its own account upon consummation of the Business Combination. In the event that the Company is unable to consummate a Business Combination and American Stock Transfer & Trust Company, LLC (“AST”), as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Underwriter agrees that: (i) the Underwriters hereby forfeit any rights or claims to the Deferred Underwriting Commission; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the public shareholders.

 1.4. Representative’s Ordinary Shares. The Company hereby agrees to issue to Maxim and/or its designees, 75,000 Ordinary Shares  (the “Issuance Shares”) upon the consummation of this Offering. Maxim hereby agrees (i) to waive its redemption rights with respect to such Issuance Shares in connection with the completion of the initial business combination; (ii) to waive its redemption rights with respect to any Issuance Shares in connection with a shareholder vote to approve an amendment to the Company's memorandum and articles of association (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial business combination or certain amendments to the Company's amended and restated memorandum and articles of association prior thereto or to redeem 100% of the Company's public shares if it does not complete its initial business combination within 9 months (or up to 18 months if the Company extends the time to complete a business combination from the closing of this offering) or (B) with respect to any other provision relating to shareholders' rights or pre-initial business combination activity; and (iii) waive its rights to liquidating distributions from the trust account with respect to any representative shares if the Company fails to complete its initial business combination within 18 months  from the closing of the offering, although the representative will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete its initial business combination within the prescribed time frame. The Representative has further agreed to vote any representative in favor of the initial business combination. The Representative will not transfer, assign or sell any of the Issuance Shares until the earlier of (1) six months after the completion of the initial business combination; or (2) after the date of the consummation of the initial business combination, and subsequently, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the reported last sale price of the Company's ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Issuance Shares will be released. Maxim will not sell, transfer, assign, pledge or hypothecate the Issuance Shares, or cause the Issuance Shares to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Issuance Shares by any person, for a period of 180 days (pursuant to FINRA Rule 5110(e)(1)) following the Effective Date to anyone other than (i) Maxim or an underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner, associated person or affiliate of Maxim or of any such underwriter or selected dealer. On and after the 181st day following the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws.

1.5. Representative’s Purchase Option.

1.5.1 Purchase Option. As additional consideration, the Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 375,000 (or 431,250 Units if the Over-allotment Option is exercised in full) Units (the “Representative’s Units”) for an aggregate purchase price of $100.00. The Representative’s Units are identical to the Firm Units, except that the Representative’s Units, if Representative’s Purchase Option is exercised, will be purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of such Representative Units is registered under the Securities Act. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the first anniversary of the Effective Date, and expiring on the fifth anniversary of the Effective Date, for cash or on a cashless basis, at an initial exercise price per Representative’s Unit of $11.00, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit.

Each Representative’s Unit consists of one Ordinary Share of the Company, one redeemable Warrant with each redeemable Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, and one Right to receive one-tenth of an Ordinary Share upon the consummation of a Business Combination. The Representative’s Purchase Option, the Representative’s Units, the Rights included in the Representative’s Units (the “Representative’s Rights”) and the Warrants included in the Representative’s Units (the “Representative’s Warrants”) and the Ordinary Shares included in the Representative’s Units and the Ordinary Shares issuable pursuant to the terms of the Representative’s Rights and the Representative’s Warrants (the “Representative’s Shares”) are hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the 180 days after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.5.2 Delivery and Payment. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative and their designees upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

1.6 Founder Shares.

1.6.1 In April and November 2021, the Company issued to Aquarius Sponsor Ltd, a British Virgin Islands company (the “Sponsor”), for an aggregate consideration of $25,000, 2,156,250 of the Company’s Ordinary Shares, par value $0.0001 per share (the “Founder Shares”). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Sponsor until the earlier of: (1) six months after the completion of the initial business combination; or (2) after the date of the consummation of the initial business combination, and subsequently, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the reported last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Founder Shares will be released. The Founder Shares shall be subject to restrictions on transfer as set forth in the Insider Letter (as defined in Section 2.25.1 herein).

1.6.2 The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. within 9 months (or up to 18 months, if applicable) from the closing of the Offering. The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, the Sponsor will be required to forfeit such number of Founder Shares (up to 281,250 Founder Shares) such that the Founder Shares then outstanding will comprise 20% of the issued and outstanding shares of the Company (but not including any Placement Shares (as defined below)) after giving effect to the Offering and exercise, if any, of the Over-allotment Option.

1.7  Private Placement. Simultaneously with the consummation of the Offering, the Sponsor shall purchase from the Company pursuant to the Subscription Agreement (as defined in Section 2.25.2 hereof) an aggregate of 366,250 Units (the “Placement Units”) at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”). Simultaneously with the Option Closing Date (if any), the Sponsor will purchase from the Company pursuant to the Subscription Agreement, up to an additional 30,938 Placement Units at a purchase price of $10.00 per Placement Unit. The Placement Units and the Ordinary Shares, Warrants included in the Placement Units (the “Placement Warrants”), and the Rights included in the Placement Units (the “Placement Rights”), the Ordinary Shares included in the Placement Units and the Ordinary Shares issuable pursuant to the terms of the Placement Warrants and the Placement Rights are hereinafter referred to collectively as the “Placement Securities.” Each Placement Unit shall be substantially identical to the Firm Units. Except as disclosed in the Registration Statement, there will be no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Securities. The Public Securities, the Issuance Shares, the Representative’s Securities, the Founder Shares and the Placement Securities are hereinafter referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-257706), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied in all material respects. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means 5:00 p.m., New York City time, on the date of this Agreement. If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering additional Public Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, the Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number __________) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares, the Warrants and the Rights. The registration of the Units, Ordinary Shares, Warrants and Rights under the Exchange Act will be declared effective by the Commission on or prior to the Effective Date.

2.2. No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time the Registration Statement became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any Preliminary Prospectus or the Prospectus, nor any amendment or supplement thereto, on their respective dates, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. It is understood the following identified statements set forth in the Prospectus under the heading “Underwriting” constitute, for the purposes of this Agreement, information furnished by the Representative with respect to the Underwriters: (i) the names of the Underwriters; (ii) the table of underwriters in the first paragraph of the section captioned “Underwriting”, and (iii) the subsections titled “Price Stabilization, Short Positions,” and “Electronic Distribution” included in the section captioned “Underwriting.”

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the best of the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Except as contemplated or disclosed in the Prospectus, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and/or the Prospectus (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

2.4.2. Recent Securities Transactions, Etc. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

2.5. Independent Accountants. To the best of the Company’s knowledge, UHY LLP (“UHY”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the best of the Company’s knowledge, UHY is duly registered and in good standing with the PCAOB. UHY has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. To the best of the Company’s knowledge, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. To the best of the Company’s knowledge, there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, Etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Public Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and the Prospectus with respect to the Placement Securities, the offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements.

2.8.2. Securities Sold. The Public Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Public Securities have been duly and validly taken. When issued, the Warrants and the Rights will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Warrants and Rights are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable underlying the Warrants and the Rights have been reserved for issuance upon the exercise of the Warrants and the Rights, when issued in accordance with the terms of the Warrants and the Rights, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be.

2.8.3. Representative’s Securities. The Representative’s Securities have been duly authorized and reserved for issuance and when the Representative’s Purchase Option is exercised in accordance with its terms and any exercise price is paid, will be validly issued, fully paid and non-assessable; the Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Representative’s Securities have been duly and validly taken. When issued, the Representative’s Purchase Option, the Representative’s Rights and the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, Representative’s Rights and Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares underlying the Representative’s Purchase Option, the Representative’s Rights and the Representative’s Warrants have been reserved for issuance upon the exercise of the Representative’s Purchase Option, the Representative’s Rights and the Representative’s Warrants, respectively, and, when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.3. Placement Securities. The Placement Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Placement Securities have been duly and validly taken. When issued, the Placement Warrants and the Placement Rights will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants and Placement Rights are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable underlying the Placement Warrants and the Placement Rights have been reserved for issuance upon the exercise of the Placement Warrants and the Placement Rights, when issued in accordance with the terms of the Placement Warrants and the Placement Rights, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4 Issuance Shares. The Issuance Shares have been duly authorized and reserved for issuance and when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Issuance Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Issuance Shares have been duly and validly taken. The Issuance Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be.

2.8.5. No Integration. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus with respect to the Placement Securities, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.24 hereof), the Trust Agreement (as defined in Section 2.26 hereof), the Rights Agreement (as defined in Section 2.27 hereof), the Registration Rights Agreement (as defined in Section 2.25.3 hereof), the Subscription Agreement (as defined in Section 2.25.2 hereof), the Representative’s Purchase Option and the Administrative Services Agreement (as defined in Section 2.25.4 hereof) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Representative’s Purchase Option, the Rights Agreement, the Registration Rights Agreement, and the Subscription Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Memorandum and Articles of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material agreement, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations which would not reasonably be expected to have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Memorandum and Articles of Association.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Preliminary Prospectus and the Prospectus. To the Company’s knowledge, the disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, Representative’s Purchase Option, the Rights Agreement, the Subscription Agreement, the Administrative Services Agreement, and the Registration Rights Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14. D&O Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s shareholders immediately prior to the Offering (the “Initial Shareholders”) and each of the Company’s officers and directors and included by the Company in the Registration Statement is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Shareholder, officer or director, to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of its officers, directors or Initial Shareholders which is required to be disclosed and has not been disclosed in the Registration Statement, the Questionnaires, the Preliminary Prospectus and the Prospectus.

2.16. Good Standing. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its country of incorporation and is duly qualified to do business and is in good standing as a foreign company in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.17. No Contemplation of a Business Combination. Prior to the date hereof, neither the Company, its officers and directors nor the Initial Shareholders had, and as of the Closing, the Company and such officers and directors and Initial Shareholders will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any substantive interactions or discussions with any target business regarding a possible Business Combination.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. Except as described in the Preliminary Prospectus and/or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or its officers or directors or any Initial Shareholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its officers, directors or Initial Shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve (12) months prior to the Effective Date, other than payments to the Representative.

2.18.3. No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a Participating Member.

2.18.4. No Company Affiliate is an owner of stock or other securities of any Participating Member (other than securities purchased on the open market).

2.18.5. No Company Affiliate has made a subordinated loan to any Participating Member.

2.18.6. No proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Securities will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein and in the Subscription Agreement.

2.18.7. Except with respect to the Representative, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member within the 180-day period prior to the initial filing date of the Registration Statement.

2.18.8. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member.

2.18.9. No Participating Member has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.

2.18.10. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a Participating Member.

2.19. Taxes.

2.19.1. There are no transfer taxes or other similar fees or charges under Cayman Islands law, U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.19.2. The Company has filed all non-U.S. and U.S. federal, state and local tax returns that are required to be a filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing in due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

2.19.3. Assuming the Company satisfies the “start-up exception” (as described in the Registration Statement) to the “passive foreign investment company” (“PFIC”) provisions of the Internal Revenue Code of 1986, as amended, and subject to the discussion of PFICs and other Federal income tax issues set forth in the Registration Statement under the heading “TAXATION — United States Federal Income Taxation”, the Company will not be a PFIC for Federal income tax purposes for its taxable year ending December 31, 2021.

2.20. Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Initial Shareholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21. Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.22. Bank Secrecy Act; Patriot Act. Neither the Company nor, to the Company’s knowledge, any officer, director or Initial Shareholder has violated: (i) the Bank Secrecy Act of 1970, as amended; (ii) the Money Laundering Laws; or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Placement Warrants with AST substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.25. Agreements With Officers, Directors and Initial Shareholders.

2.25.1. Insider Letter. The Company has caused to be duly executed legally binding and enforceable agreements (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as exhibits to the Registration Statement (the “Insider Letter”), pursuant to which each of the officers, directors and Initial Shareholders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” Section of the Prospectus.

2.25.2. Subscription Agreement. The Sponsor has executed and delivered an agreement, annexed as an exhibit to the Registration Statement (the “Subscription Agreement”), pursuant to which the Sponsor, among other things, has purchased an aggregate of 366,250 Placement Units and may purchase up to an additional of 30,938 units in the Private Placement if the underwriters’ over-allotment option is exercised. Pursuant to the Subscription Agreement, all of the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement prior to the Closing.

2.25.3. Registration Rights Agreement. The Company, the Sponsor, the Initial Shareholders and Maxim have entered into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby the parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.25.4. Administrative Services. The Company has entered into an administrative services agreement (the “Services Agreement”) with Aquarius Sponsor Ltd, the Sponsor, pursuant to which such affiliate will make available to the Company general and administrative services including office space, utilities, receptionist and secretarial support for the Company’s use for $10,000 per month for up to 18 months.

2.26. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.27. Rights Agreement. The Company has entered into a rights agreement with respect to the Rights, the Representative’s Rights and the Placement Rights with AST, substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.28. Covenants Not to Compete. To the Company’s knowledge, no officer, director or Initial Shareholder of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be an Initial Shareholder, employee, officer or director of the Company.

2.29. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.30. Subsidiaries. The Company does not own an interest in any company, corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.31. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and/or the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.32. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.33. Trading of the Public Securities on the Nasdaq Capital Market. As of the Effective Date and the Closing Date, the Public Securities will have been authorized for listing on the Nasdaq Capital Market and no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to effect, the listing of the Public Securities on the Nasdaq Capital Market.

2.34. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.35. Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act), to the extent required by such rule.

2.36. Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

 3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its reasonable efforts to maintain the registration of the Units, Ordinary Shares, Rights and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Shares, Rights and Warrants under the Exchange Act without the prior written consent of the Representative.

3.2.4. Free Writing Prospectuses. The Company will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act.

3.2.5. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3. Blue Sky Filing. Unless the Public Securities are listed on the Nasdaq Capital Market or another national securities exchange, the Company at its expense will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign company doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company will use its reasonable efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus and/or the Prospectus in order to make the statements therein (with respect to the Prospectus in light of the circumstances under which they were made), not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. Until the earlier of five (5) years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement or filing of quarterly financial information, if any.

3.7. Affiliated Transactions.

3.7.1. Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with any of its officers, directors or Initial Shareholders unless the Company obtains an opinion from an independent investment banking firm regulated by FINRA stating the Business Combination is fair to the Company’s shareholders from a financial perspective.

3.7.2. Compensation. Except as set forth in this Section 3.7.2, the Company shall not pay any of its officers, directors or Initial Shareholders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, this Offering or the consummation of a Business Combination; provided that the officers, directors and the Initial Shareholder shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred on the Company’s behalf, which includes any loans and advances made to the Company prior to the Closing.

3.8. Secondary Market Trading. In the event the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange, the Company will apply to be included in Mergent, Inc. Manual for a period of five (5) years from the consummation of a Business Combination. Promptly after the consummation of the Offering, the Company shall take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in all applicable jurisdictions. The Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign entity doing business in such jurisdiction.

3.9. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

 3.10. Reports to the Representative.

3.10.1. Periodic Reports, Etc. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five (5) copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this section.

3.10.2. Transfer Sheets. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is dissolved, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”). In the event the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange, the Company will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. AST is an acceptable Transfer Agent to the Representative.

3.10.3. Trading Reports. If the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market) or a market operated by the OTC Market Group Inc. (or similar publisher of quotations), then during such time the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the OTC Market Group Inc. relating to price trading of the Public Securities, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, if the Public Securities are not listed on a national securities exchange, for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representative a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.11. Disqualification of Form S-1. For a period of seven (7) years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Purchase Option and the securities underlying the Representative’s Purchase Option under the Act.

3.12. Payment of Expenses.

3.12.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Prospectus and/or the final Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Units, Ordinary Shares, Rights and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon; (iii) if the public securities are not listed on a national securities exchange, the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, fees and disbursements for counsel of Maxim’s choice retained for such purpose; (iv) filing fees incurred in registering the Offering with FINRA (including all Public Offering System filing fees); (v) fees and disbursements of the transfer, right and warrant agent; (vi) the Company’s expenses associated with “road show” marketing “due diligence” meetings arranged by the Representative (none of which will be received or paid on behalf of an underwriter and related person); (vii) the preparation of leather bound volumes and Lucite cube or similar commemorative items in a style as reasonably requested by the Representative; (viii) background checks on the Company’s directors, director nominees and executive officers as requested by the Representative; (ix) transfer taxes, all fees and any expenses and fees incurred by Maxim’s counsel, transfer and warrant agent and registrar fees; and (x) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.12.1. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth above to be paid by the Company to the Representative and others, as agreed to by the Company in writing; provided, however, that such fees and expenses deducted from the net proceeds of the Offering payable to the Company shall not exceed $125,000 in the aggregate (less any amounts previously paid).

3.12.2 Fee on Termination of Offering. Notwithstanding anything contained herein to the contrary, upon termination of the Offering the Company shall: (A) reimburse the Representative for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 3.12.1 above, as applicable, and (B) reimburse the Representative for the full amount of its accountable out-of-pocket expenses actually incurred to such date (which shall include, but shall not be limited to, all fees and disbursements of the Representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative in conducting its due diligence, including background checks of the Company’s officers and directors), up to an aggregate amount of $50,000, less the amounts previously paid and any amounts previously paid to the Representative in reimbursement for such expenses. If applicable, and solely in the event of a termination of this Offering, the Representative shall refund to the Company any portion of the Advance previously received by the Representative which is in excess of the accountable out-of-pocket expenses actually incurred to such date by the Representative.

3.13. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.14. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.15. Notice to FINRA.

3.15.1. Business Combination. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in any proxy or tender offer statement which the Company files in connection with the Business Combination.

3.15.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.16. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

 3.17. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18. Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain UHY or other independent public accountants reasonably acceptable to the Representative.

3.19. Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement, as well as the proceeds from the exercise of the Over-Allotment if such exercise has occurred on the date of the Prospectus. Within four Business Days of the Closing Date, the Company will file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Financial Statements.

3.20. FINRA. The Company shall advise FINRA if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

3.21. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

3.22. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.23. Business Combination. In connection with the consummation of a Business Combination, the Company agrees and covenants as follows:

(i) The Company agrees that, at the time of the applicable offer, issuance or distribution of any securities by any person in connection with the Business Combination, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by the Company, the target (“Target”), any entity that succeeds the Company as a public company in connection with the Business Combination, or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant”), or filed with or furnished to the SEC in connection with the Business Combination (each a “Disclosure Document”), in each case relating to such offer, issuance or distribution, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

(ii) The Company represents and warrants that any projections or other information provided by any Registrant or contained in any Disclosure Document will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

(iii) In connection with the Business Combination, the Company will provide to Maxim and its counsel the right and full opportunity to perform due diligence with respect to the Company, the Target and the Business Combination, including documentary, management, regulatory, legal and auditor due diligence, and will cooperate and will ensure that the Target cooperates with any due diligence performed by Maxim or its counsel in connection with the Business Combination.

(iv) The Company will provide to Maxim and its counsel, on a timely basis, all documents and information regarding the Company and the Target that Maxim may reasonably request or that are otherwise relevant to Maxim’s performance of its obligations in connection with the Business Combination.

 (v) The Company will provide to Maxim and its counsel the right to review, and the opportunity to comment on, drafts of any (i) Disclosure Document and (ii) any contemplated public announcement in connection with the Business Combination (a “Public Announcement”). The Company will provide drafts of each Disclosure Document and each Public Announcement to Maxim and will allow (and will ensure that the Target will allow) Maxim and its counsel a reasonable opportunity to participate in drafting sessions related thereto. The Company shall not permit (and will ensure that the Target will permit) the use, publication, circulation or filing of any Disclosure Document or any Public Announcement without the prior consent of Maxim, which consent shall not unreasonably be withheld, delayed or conditioned.

(vi) The Company will make the Company’s management, auditors, consultants and advisors available to Maxim and its counsel, and will use commercially reasonable efforts to cause the Target to make the Target’s management, auditors, consultants and advisors available to Maxim and its counsel.

(vii) In connection with Maxim’s due diligence, the Company will use commercially reasonable efforts to provide Maxim and its counsel with reasonable access to the suppliers and customers of the Company and the Target.

(viii) In connection with the Business Combination, the Company shall retain an unaffiliated representative (the “Fairness Opinion Provider”) to prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the Company and its unaffiliated shareholders based upon, among other things, a financial review of the Target and its business and operations, and the Company shall ensure the disclosure in reasonable detail of the results of that Fairness Opinion in a Disclosure Document and, as necessary or appropriate, a copy of that Fairness Opinion. The Company and the Target shall each provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

(ix) The Company will promptly notify Maxim of any change in facts or circumstances or new developments affecting the Company or the Target, relating to the Business Combination or that might reasonably be considered material to Maxim’s engagement hereunder. If, at any time prior to the consummation of the Business Combination, an event occurs that would cause any Disclosure Document to include any untrue statement of a material fact or to omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify Maxim of such event, and the Company shall prepare a supplement or amendment to the Disclosure Document which corrects such statements or omissions and shall file such supplemental materials with the Commission and otherwise ensure distribution of such material as Maxim may direct.

(x) The Company will cause, at the effectiveness of the registration statement with respect to the Business Combination and upon the consummation of the Business Combination, Maxim to receive, and Maxim shall be entitled to rely upon, as third-party beneficiaries, such certificates, comfort letters, negative assurance letters and legal opinions from the Company and the Target and their respective officers, legal counsel and independent registered public accounting firms as are generally provided to underwriters in connection with underwritten public offerings of securities or that are reasonable and appropriate in connection with the Business Combination. The Company shall cause the definitive agreement governing the Business Combination to contain, as closing conditions to the Business Combination, delivery of such documentation by the Target and its officers, counsel and independent registered public accounting firm.

(xi) To the extent that Maxim determines, in its sole judgment, that Maxim is required to make any filing with FINRA or otherwise to comply with FINRA rules applicable to distributions of securities in connection with the Business Combination, the Company shall provide all necessary cooperation to Maxim and shall provide or cause to be provided to Maxim all information that Maxim deems necessary in order to make any such filings and in order to comply with FINRA rules. The Company shall be responsible for the fees and expenses of Maxim in connection with such filings.

(xii) Notwithstanding the foregoing, Maxim agrees that their work in this clause 3.23, including but not limited to, due diligence, draft documents, and/or any other necessary materials, will adhere to the timeline agreed by the Company and its counsel, and to provide their material comments as soon as practicable to ensure there is sufficient reasonable time for the Company and its counsel to review and address material comments.

3.24. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without Maxim’s prior written consent (not to be unreasonably withheld), for a period of forty five (45) days from the Effective Date.

3.25. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the Effective Date, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.26. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants, Rights, the Representative’s Securities, and the Placement Securities outstanding from time to time.

3.27. Private Placement Proceeds. Immediately upon establishment of the Trust Account and prior to the Closing, the Company shall deposit all of the proceeds from the Private Placement in the Trust Account and shall provide the Representative with evidence of the same.

3.28. No Amendment to Memorandum and Articles of Association .

(i) Prior to the closing of a Business Combination, the Company covenants and agrees it will not seek to amend or modify its Memorandum and Articles of Association without the prior approval of its Board of Directors and the affirmative vote of a majority of the voting power of the Ordinary Shares.

(ii) The Company acknowledges that the purchasers of the Units in this Offering shall be deemed to be third party beneficiaries of this Section 3.28.

(iii) The Representative and the Company specifically agree that this Section 3.28 shall not be modified or amended in any way without the approval of at least 65% of the voting power of the Ordinary Shares that were issued in the Offering.

3.29. Financial Printer. The Company shall retain a financial printer, reasonably acceptable to the Representative, for the purpose of facilitating the Company’s EDGAR filings and the printing of the Preliminary Prospectus and Prospectus.

3.30. Listing on the Nasdaq Capital Market. The Company will use commercially reasonable efforts to maintain the listing of the Public Securities on the Nasdaq Capital Market or such other national securities exchange until the earlier of five (5) years from the Effective Date or until the Public Securities are no longer registered under the Exchange Act.

3.31. Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of a Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to Maxim, in accordance with Section 1.3.

3.32. Right of First Refusal. The Company agrees that if the Firm Units are sold in accordance with the terms of this Underwriting Agreement, the Company shall grant Representative the right of first refusal to act as a lead left book-running managing underwriter with at least 75% of the economics; or, in the case of a three-handed deal 50% of the economics, for any and all future public and private equity, equity linked and debt offerings of the Company, or any successor to or any subsidiary of the Company. The right of first refusal shall terminate on the earlier of the eighteen (18) month anniversary of the closing of a Business Combination or the three year anniversary of the commencement of sales of this Offering in compliance with FINRA Rule 5110(g)(6). The Company and any such subsidiary or successor will use its reasonable efforts to offer the Representative the opportunity to purchase or sell any securities in such a proposed financing on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within ten (10) Business Days after the mailing of a notice containing the material terms of the proposed financing by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Ellenoff Grossman & Schole LLP (“EGS”).

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. No Commission Stop Order. At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4. No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof, if any, shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5. The Nasdaq Capital Market. By the Effective Date, the Securities shall have been approved for trading on the Nasdaq Capital Market.

4.2. Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Loeb & Loeb LLP (“Loeb”), U.S. counsel to the Company, and Ogier (“Ogier”), Cayman Islands counsel to the Company, dated as of the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

The opinion of Loeb and Ogier shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, final Preliminary Prospectus, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, final Preliminary Prospectus and the Prospectus (except as otherwise set forth in such opinion), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement, final Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules and other financial and statistical data included in the Registration Statement, final Preliminary Prospectus or the Prospectus or matters relating to the sale of securities in any jurisdiction outside the U.S.).

4.2.2. Option Closing Date Opinion of Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions of Loeb and Ogier, dated as of each Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to counsel to the Representative, confirming as of each Option Closing Date, the statements made by Loeb and Ogier, as applicable, in its opinion delivered on the Closing Date.

4.2.3. Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinions of Loeb and Ogier and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative from UHY dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

(iii) Stating that, on the basis of limited procedures which included a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from June 30, 2022 (balance sheet date) to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in net earnings or net earnings per Ordinary Shares, in each case as compared with Statement of Operations for the period from April 15, 2021 (inception) to June 30, 2022, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Stating they have compared specific dollar amounts, numbers of shares, percentages of earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with the standards of the PCAOB) set forth in the letter and found them to be in agreement; and

(v) Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or the President and the Chief Financial Officer or Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Chief Financial Officer’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer or Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Memorandum and Articles of Association of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the board resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and the Nasdaq Stock Market; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Shareholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Registration Rights Agreement, Administrative Services Agreement, the Insider Letter and the Subscription Agreement.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Units and/or a Business Combination, as applicable (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon:

(A)　any untrue statement or alleged untrue statement of a material fact contained in: (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included Representative’s Shares or securities of the Company issued or issuable upon exercise of the Representative’s Purchase Option, Representative’s Warrants or Representative’s Rights; (iii) in any Disclosure Document or in any other materials shared or distributed in connection with a Business Combination with the Company’s shareholders or potential investors; or (iv) in any oral or written testing-the-waters communications, any application or other document or written communication (in this Section 5, collectively called “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units or any securities issued in connection with a Business Combination under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Stock Market or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Disclosure Document or any amendment or supplement thereof; or

(B) any untrue statement or alleged untrue statement of a material fact used in any business combination marketing or capital markets advisory activities by any Underwriter on the Company’s behalf in connection with a Business Combination, except to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any (a) Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereof, (b) the Disclosure Documents or in any other materials or communications shared or used in connection with a Business Combination with the Company’s shareholders or potential investors, or (c) Application executed or distributed by the Company.

With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities, the Business Combination or in connection with the Preliminary Prospectus, the Registration Statement, the Prospectus, any Disclosure Document or any other materials or communications shared or used in connection with a Business Combination with the Company’s shareholders or potential investors. For purposes of this Section 5, the term Underwriter or Underwriters shall refer to each Underwriter whether acting as an underwriter or as a qualified independent underwriter.

5.1.2. Procedure. If any action is brought against an Underwriter or Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action within reasonable time under the circumstances; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or in any such Application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or any Application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3. Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which: (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Company and the Representative to purchase said Firm Units or Option Units on such terms. In the event the Representative does not arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1. Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any class of shares which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) unless and until such Target Business acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $76,125,000 for the benefit of the public shareholders, and that (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company further agrees that it will use its reasonable efforts, prior to obtaining the services of any vendor, to obtain a written acknowledgment from such vendor, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) such vendor has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $76,125,000 for the benefit of the public shareholders, and that (ii) for and in consideration of the Company agreeing to engage the services of the vendor, such vendor agrees that it does not have any Claim and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

7.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each of the Company’s officers, directors and Initial Shareholders or the Subscription Agreement and will not allow any amendments to, or waivers of, such Insider Letters or the Subscription Agreement without the prior written consent of the Representative.

7.4. Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in material breach or violation of its Memorandum and Articles of Association. Except as provided in Section 3.28, prior to the consummation of a Business Combination, the Company will not amend its Memorandum and Articles of Association, without the prior written consent of the Representative.

7.5. Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide counsel to the Representative with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which the Offering was registered, such information as may be requested by such state.

7.6. Acquisition/Liquidation Procedure. The Company agrees that it will comply with Article 37 of its Amended and Restated Memorandum and Articles of Association in connection with the consummation of a Business Combination or the failure to consummate a Business Combination within 9 months from the Effective Date (subject to extension to up to 18 months as described in the Prospectus).

7.7. Rule 419. The Company agrees that it will use its reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8. Presentation of Potential Target Businesses. The Company shall cause each of the Initial Shareholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Shareholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary obligations the Initial Shareholders might have.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over the counter markets or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or an initiation or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.3. Expenses. In the event this Agreement shall not be carried out for any reason whatsoever, except as a result of the Representative’s or any Underwriters’ breach or default with respect to any of its material obligations pursuant to this Agreement, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out-of-pocket expenses actually incurred by the Representative related to the transactions contemplated herein shall be governed by Section 3.12 hereof.

9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF, and shall be deemed given when so mailed, delivered or faxed or transmitted (or if mailed, three (3) days after such mailing):

If to the Representative:

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attn.: Clifford A. Teller, Executive Managing Director, Investment Banking

Fax: 212-895-3783

Email: cteller@maximgrp.com

Copy to (which copy shall not be deemed to constitute notice to the Representative):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Fax No.: (212) 370-7889

Attn: Barry I. Grossman, Esq.

Email: bigrossman@egsllp.com

If to the Company:

Aquarius I Acquisition Corp.

Room 901-903, 9/F, Harbour Centre

25 Harbour Road

Wan Chai, Hong Kong SAR

Attn: Sze Hau Lee, Chief Executive Officer

E-mail: alex.lee@liongrouphl.com

Copy to (which copy shall not be deemed to constitute notice to the Company):

Loeb& Loeb LLP

2206-19 Jardine House

1 Connaught Place

Central, Hong Kong SAR

Attn: Lawrence Venick, Esq.

E-mail: lvenick@loeb.com

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof (and thereof), and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6. Governing Law, Venue, etc.

10.6.1. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Representative and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2. Each of the Representative and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representative mailed by certified mail to the Representative’s addresses shall be deemed in every respect effective service process upon the Representative, in any such suit, action or proceeding.

10.6.3. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

AQUARIUS I ACQUISITION CORP.

By:
Name:	Sze Hau Lee
Title:	Chief Executive Officer

Agreed to and accepted on the date first above written.

Maxim Group LLC, as Representative of the several Underwriters

By:
	Name:	Clifford Teller
	Title:	Executive Managing Director, Head of Investment Banking

SCHEDULE A

AQUARIUS I ACQUISITION CORP.

7,500,000 Units

Underwriter	Number of Firm Units to be Purchased
Maxim Group LLC
TOTAL	7,500,000

SCHEDULE B

AQUARIUS I ACQUISITION CORP.

Written Communications

EXHIBIT A

Form of Target Business Letter

Sze Hau Lee

Chief Executive Officer

Aquarius I Acquisition Corp.

Room 901-903, 9/F, Harbour Centre

25 Harbour Road

Wan Chai, Hong Kong SAR

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Aquarius I Acquisition Corp. (the “Company”), dated ________, 2022 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $76,125,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the trust account that may be released to the Company to pay any taxes it incurs, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a business combination or other form of acquisition with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

Sze Hau Lee

Chief Executive Officer

Aquarius I Acquisition Corp.

Room 901-903, 9/F, Harbour Centre

25 Harbour Road

Wan Chai, Hong Kong SAR

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Aquarius I Acquisition Corp. (the “Company”), dated ________, 2022 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $76,125,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the trust account that may be released to the Company to pay any taxes it incurs, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to use the products or services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

EXHIBIT C

Form of Director/Officer Letter

Sze Hau Lee

Chief Executive Officer

Aquarius I Acquisition Corp.

Room 901-903, 9/F, Harbour Centre

25 Harbour Road

Wan Chai, Hong Kong SAR

Ladies and Gentlemen:

The undersigned officer or director of Aquarius I Acquisition Corp. (the “Company”) hereby acknowledges that the Company has established the “trust account”, initially in an amount of at least $76,125,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for interest earned on the trust account that may be released to the Company to pay any taxes it incurs, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

The undersigned hereby agrees that, except for its liquidation rights with respect to any Units and/or Ordinary Shares acquired in the Offering or in the aftermarket, it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director